As filed with the Securities and Exchange Commission on ________________________.	Registration No. 333-50994

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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM SB-2/A-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

ARDENT MINES LIMITED
(Name of small business issuer in its charter)

Nevada	1081	88-0471870
(State or Other Jurisdiction of Organization)	(Primary Standard Industrial Classification Code)	(IRS Employer Identification #)

ARDENT MINES LIMITED 7999 Woodhurst Drive, Burnaby, British Columbia Canada V5A 4C6 (604) 619-3528	Conrad C. Lysiak, Esq. 601 West First Avenue, Suite 503 Spokane, Washington 99201 (509) 624-1475
(Address and telephone of registrant's executive office)	(Name, address and telephone number of agent for service)

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:

As soon as practicable after the effective date of this Registration Statement.

If this Form is filed to register additional common stock for an offering under Rule 462(b) of the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed under Rule 462(c) of the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed under Rule 462(d) of the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [   ]

If delivery of the prospectus is expected to be made under Rule 434, please check the following box. [   ]

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CALCULATION OF REGISTRATION FEE

Securities to be Registered	Amount To Be Registered	Offering Price Per Share	Aggregate Offering Price	Registration Fee [1]
Common Stock:	2,000,000	$0.10	$200,000	$100.00

[1]     Estimated solely for purposes of calculating the registration fee under Rule 457(c).

REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON DATES AS THE COMMISSION, ACTING UNDER SAID SECTION 8(a), MAY DETERMINE.

Prospectus

ARDENT MINES LIMITED
Shares of Common Stock
No Minimum - 2,000,000 Maximum

Before this offering, there has been no public market for the common stock.

We are offering up to a total of 2,000,000 shares of common stock on a best efforts, no minimum, 2,000,000 shares maximum. The offering price is $0.10 per share. There is no minimum number of shares that we have to sell. There will be no escrow account. All money received from the offering will be immediately used by us and there will be no refunds. The offering will be for a period of 180 days from the effective date and may be extended for an additional 90 days if we so choose to do so.

Our common stock will be sold by Reg Handford, one of our officers and directors.

Investing in our common stock involves risks. See "Risk Factors" starting at page 6.

	Price Per Share	Aggregate Offering Price	Proceeds to Us
Common Stock	$0.10	$200,000	$170,000

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. It's illegal to tell you otherwise.

The date of this prospectus is ____________________.

TABLE OF CONTENTS

		Page No.
Summary of Prospectus		5
Risk Factors		6
Risks associated with Ardent Mines:		6
1.	Because our auditors have issued a going concern opinion and because our officers and directors will not loan any money to us, we may not be able to achieve our objectives and many have to suspend or cease operations.	6
2.	Because the probability of an individual prospect ever having reserves is extremely remote, in all probability our property does not contain any reserves, and any funds spent on exploration will be lost.	6
3.	We lack an operating history and have losses which we expect to continue into the future. As a result, we may have to suspend or cease operations.	6
4.	Because our officers and directors do not have technical training or experience in exploring for, starting, and operating a mine, we will have to hire qualified personnel. If we can't locate qualified personnel, we may have to suspend or cease operations which will result in the loss of your investment. If we don't raise enough money for exploration, we will have to delay exploration or go out of business.	7
5.	We have no known ore reserves. Without ore reserves we can not generate income and if we cannot generate income we will have to cease operations which result in the loss your investment.	7
6.	If we don't raise enough money for exploration, we will have to delay exploration or go out of business which will result in the loss of your investment.	7
7.	Because weather interruptions in the province of British Columbia may affect and delay our proposed exploration operations, we may not be able to work which will prevent us from exploring our property.	7
8.	Because we are small and do not have much capital, we must limit our exploration and as a result may not find an ore body. Without an ore body, we cannot generate revenues and you will lose your investment.	8
9.	We may not have access to all of the supplies and materials we need to begin exploration which could cause us to delay or suspend operations.	8
10.	Because Messrs Handford and Chebountchak have other outside business activities and will only be devoting 10% of their time to our operations, our operations may be sporadic which may result in periodic interruptions or suspensions of exploration.	8
11.	Because title to our property is held in the name of another person, if he transfers our property to someone other than us, we will cease operations.	8
Risks associated with this offering:		9
12.	Because our officers and directors will own more than 50% of the outstanding shares after this offering, they will be able to decide who will be directors and you may not be able to elect any directors.	9
13.	Because Messrs Handford and Chebountchak risking a small amount of capital and property, while you on the other hand are risking up to $200,000, if we fail you will absorb most of our loss.	9
14.	Because there is no public trading market for our common stock, you may not be able to resell your stock.	9
15.	Because there is no minimum number of shares that must be sold, we will not refund any money to you even if we don't raise enough money to start exploration	9
16.	Because our securities are subject to penny stock rules, you may have difficulty reselling your shares.	10
Use of Proceeds		10
Determination of Offering Price		11
Dilution of the Price You Pay for Your Shares		12
Plan of Distribution; Terms of the Offering		14
Business		18
Management's Discussion and Analysis of Financial Condition and Results of Operations		26
Management		29
Executive Compensation		30
Principal Shareholders		32
Description of Securities		34
Certain Transactions		35
Litigation		36
Experts		36
Legal Matters		37
Financial Statements		37

SUMMARY OF OUR OFFERING

Our Business

We are an exploration stage corporation. We own one property. The one property consists of eight mining claims. We intend to explore for gold on the property.

Our administrative office is located at 7999 Woodhurst Drive, Burnaby, British Columbia, Canada V5A 4C6 and our telephone number is (604) 619-3528 and our registered statutory office is located at 101 Convention Center Drive, Suite 700, Las Vegas, Nevada 89109. Our fiscal year end is June 30. Our mailing address is 7999 Woodhurst Drive, Burnaby, British Columbia, Canada V5A 4C6.

The Offering

Following is a brief summary of this offering:

Securities being offered	Up to 2,000,000 shares of common stock, par value $0.00001
Offering price per share	$ 0.10
Offering period	The shares are being offered for a period not to exceed 180 days, unless extended by our board of directors for an additional 90 days.
Net proceeds to us	Approximately $170,000.
Use of proceeds	We will use the proceeds to pay for offering expenses, research and exploration.
Number of shares outstanding before the offering	5,000,000
Number of shares outstanding after the offering if all of the shares are sold	7,000,000

Selected Financial Data

The following financial information summarizes the more complete historical financial information at the end of this prospectus.

As of December 31, 2002 (Unaudited)
Balance Sheet Total Assets Total Liabilities Stockholders Equity - (Deficit)	$ $ $	87 24,001 (23,914)

Accumulated from July 27, 2000 (Date of Inception) to December 31, 2002 (Unaudited)
Income Statement Revenue Total Expenses Net Loss - (Loss)	$ $ $	-0- 298,914 (298,914)

RISK FACTORS

Please consider the following risk factors before deciding to invest in our common stock.

Risks associated with Ardent Mines:

1.   Because our auditors have issued a going concern opinion and because our officers and directors will not loan any money to us, we may not be able to achieve our objectives and many have to suspend or cease operations.

Our auditors have issued a going concern opinion. This means that there is substantial doubt that we can continue as an ongoing business for the next twelve months. Because our officers and directors are unwilling to loan or advance any additional capital to us, we believe that if we do not raise at least $50,000 from our offering, we may have to suspend or cease operations within four months.

2.   Because the probability of an individual prospect ever having reserves is extremely remote, in all probability our property does not contain any reserves, and any funds spent on exploration will be lost.

Because the probability of an individual prospect ever having reserves is extremely remote, in all probability our property does not contain any reserves, and any funds spent on exploration will be lost.

3.   We lack an operating history and have losses which we expect to continue into the future. As a result, we may have to suspend or cease operations.

We were incorporated in July 2000 and we have not started our proposed business operations or realized any revenues. We have no operating history upon which an evaluation of our future success or failure can be made. Our net loss since inception is $298,914. Our ability to achieve and maintain profitability and positive cash flow is dependent upon

* * *	our ability to locate a profitable mineral property our ability to generate revenues our ability to reduce exploration costs.

Based upon current plans, we expect to incur operating losses in future periods. This will happen because there are expenses associated with the research and exploration of our mineral properties. We may not guarantee we will be successful in generating revenues in the future. Failure to generate revenues will cause us to go out of business.

4.   Because our officers and directors do not have technical training or experience in exploring for, starting, and operating a mine, we will have to hire qualified personnel. If we can't locate qualified personnel, we may have to suspend or cease operations which will result in the loss of your investment.

Because our officers and directors are inexperienced with exploring for, starting, and operating a mine, we will have to hire qualified persons to perform surveying, exploration, and excavation of our property. Our officers and directors have no direct training or experience in these areas and as a result may not be fully aware of many of the specific requirements related to working within the industry. Their decisions and choices may not take into account standard engineering or managerial approaches, mineral exploration companies commonly use. Consequently our operations, earnings and ultimate financial success could suffer irreparable harm due to management's lack of experience in this industry. As a result we may have to suspend or cease operations which will result in the loss of your investment.

5.  We have no known ore reserves. Without ore reserves we can not generate income and if we cannot generate income we will have to cease operations which result in the loss your investment.

We have no known ore reserves. Without ore reserves, we cannot generate income and if we cannot generate income we will have to cease operation which will result in the loss of your investment.

6.   If we don't raise enough money for exploration, we will have to delay exploration or go out of business, which will result in the loss of your investment.

We are in the very early exploration stage and need the proceeds from our offering to start exploration. Since there is no minimum and no refunds on sold shares, you may be investing in a company that will not have the funds necessary to commence its operations. If that occurs we will have to delay operations or may never start our operations which will result in the loss of your investment.

7.   Weather interruptions in the province of British Columbia may affect and delay our proposed exploration operations.

Our proposed exploration work can only be performed approximately five to six months out of the year. This is because rain and snow cause the roads leading to our claims to be impassible during six to seven months of the year. When roads are impassible, we are unable to conduct exploration operations on our property.

8.   Because we are small and do not have much capital, we must limit our exploration and as a result may not find an ore body. Without an ore body, we cannot generate revenues and you will lose your investment.

Because we are small and do not have much capital, we must limit our exploration. Because we may have to limit our exploration, we may not find an ore body, even though our property may contain mineralized material. Without an ore body, we cannot generate revenues and you will lose your investment.

9.   We may not have access to all of the supplies and materials we need to begin exploration which could cause us to delay or suspend operations.

Competition and unforeseen limited sources of supplies in the industry could result in occasional spot shortages of supplies, such as dynamite, and certain equipment such as bulldozers and excavators that we might need to conduct exploration. We have not attempted to locate or negotiate with any suppliers of products, equipment or materials. We will attempt to locates products, equipment and materials after this offering is complete. If we cannot find the products and equipment we need, we will have to suspend our exploration plans until we do find the products and equipment we need.

10.   Because Messrs Handford and Chebountchak have other outside business activities and will only be devoting 10% of their time to our operations, our operations may be sporadic which may result in periodic interruptions or suspensions of exploration.

Because Messrs Handford and Chebountchak, our officers and directors have other outside business activities and will only be devoting 10% of their time to our operations, our operations may be sporadic and occur at times which are convenient to Messrs Handford and Chebountchak. As a result, exploration of our property may be periodically interrupted or suspended.

11.   Because title to our property is held in the name of another person, if he transfers our property to someone other than us, we will cease operations.

Title to our property is not held in our name. Title to our property is recorded in the name of James Thom. If Mr. Thom transfers our property to a third person, the third person will obtain good title and we will have nothing. If that happens we will be harmed in that we will not own any property and we will have to cease operations.

Risks associated with this offering:

12.   Because our officers and directors will own more than 50% of the outstanding shares after this offering, they will be able to decide who will be directors and you may not be able to elect any directors.

Even if we sell all 2,000,000 shares of common stock in this offering, Messrs Handford and Chebountchak will still own 5,000,000 shares and will continue to control us. As a result, after completion of this offering, regardless of the number of shares we sell, Messrs Handford and Chebountchak will be able to elect all of our directors and control our operations.

13.   Because Messrs Handford and Chebountchak risking a small amount of capital and property, while you on the other hand are risking up to $200,000, if we fail you will absorb most of our loss.

Messrs Handford and Chebountchak, our only shareholders will receive a substantial benefit from your investment. They supplied the property, paid expenses, advanced cash and made as a loan all of which totaled $13,334. You, on the other hand, will be providing all of the cash for our operations. As a result, if we cease operations for any reason, you will lose your investment while Messrs Handford and Chebountchak will lose only approximately $13,334.

14.   Because there is no public trading market for our common stock, you may not be able to resell your stock.

There is currently no public trading market for our common stock. Therefore there is no central place, such as stock exchange or electronic trading system, to resell your shares. If you do want to resell your shares, you will have to locate a buyer and negotiate your own sale.

15. Because there is no minimum number of shares that must be sold, we will not refund any money to you even if we don't raise enough money to start exploration.

There is no minimum number of shares that must be sold in this offering, even if we raise a nominal amount of money. Any money we receive will be immediately appropriated by us. We may not raise enough money to start or complete exploration. No money will be refunded to you under any circumstances.

16.   Because our securities are subject to penny stock rules, you may have difficulty reselling your shares.

Our shares are "penny stocks" and are covered by Section 15(g) of the Securities Exchange Act of 1934 which imposes additional sales practice requirements on broker/dealers who sell the Company's securities including the delivery of a standardized disclosure document; disclosure and confirmation of quotation prices; disclosure of compensation the broker/dealer receives; and, furnishing monthly account statements. For sales of our securities, the broker/dealer must make a special suitability determination and receive from its customer a written agreement prior to making a sale. The imposition of the foregoing additional sales practices could adversely affect a shareholder's ability to dispose of his stock.

USE OF PROCEEDS

Our offering is being made on a best efforts - no minimum basis. The table below sets forth the use of proceeds if 25%, 50%, 75% and 100% of the offering is sold.

	25%		50%		75%		100%
Gross proceeds Offering expenses Net proceeds	$ $ $	50,000 30,000 20,000	$ $ $	100,000 30,000 70,000	$ $ $	150,000 30,000 120,000	$ $ $	200,000 30,000 170,000

The net proceeds will be used as follows:

Exploration Working capital	$ $	20,000 0	$ $	65,000 5,000	$ $	115,000 5,000	$ $	160,000 10,000

Proceeds will be first used to pay the offering expenses, then for exploration, and then for working capital. If there is not enough money to pay the offering expenses, the unpaid portion will be accrued as a liability.

If less than $30,000 is raised in this offering, the money will be paid in the following order: (1) legal services; (2) accounting fees; (3) fees due the transfer agent; and, (4) printing expenses. The foregoing are fixed and will not fluctuate with the offering. It is possible that we will only raise enough money to pay all or part of the foregoing offering expenses.

Exploration expenditures consist of consulting services, costs of obtaining geologic literature, costs of obtaining personal interviews with geologists, mining engineers and others familiar with the properties. Exploration expenditures also include the cost of mapping, geophysical testing, geochemical testing, digging trenches, pits and tunnels, and technical studies to determine if the property contains reserves. We are not going to spend any sums of money or implement our exploration program until this offering is completed. We have not begun exploration. We cannot allocate specific amounts to the specific items. That is because we do not know what we will find, if anything.

We have allocated up to $20,000 for research, geologic mapping, geophysical testing geochemical testing of the property and the initiation of trenching. $55,000 has been allocated for the initial examination of the underground characteristics of the vein structure, further trenching and drift driving. Drift driving is the process of constructing a tunnel to take samples of minerals for testing. We believe that it will cost approximately $150.00 per foot to drive a drift on our property and we intend to drift drive up to 300 feet. We have allocated up to $5,000 for trenching; $5,000 for geophysical work; and, $45,000 for drift driving. Finally, we have allocated $80,000 for precisely defining the depth, the width, the length, the tonnage and the value per ton of any mineral body through extensive drift driving. Money received from the offering for exploration will be applied in the order of the foregoing items.

We cannot be more specific about the application of proceeds for exploration, because we do not know what we will find. If we attempted to be too specific, every time an event occurred that would change our allocation, we would have to amend this registration statement. We believe that the process of amending the registration statement would take an inordinate amount of time and not be in your best interest in that we would have to spend money for legal fees which could spent on exploration.

Working capital is the cost related to operating our office. It is comprised of expenses for telephone service, mail, stationary, accounting, acquisition of office equipment and supplies, expenses of filing reports with the SEC, and the salary of one secretary, if needed.

We have allocated a wide range of money for exploration. That is because we do not know how much will ultimately be needed for exploration. If we discover significant quantities of mineral, we will begin technical and economic feasibility studies to determine if we have reserves. Only after we have reserves will we consider developing the property.

DETERMINATION OF OFFERING PRICE

The price of the shares we are offering was arbitrarily determined in order for us to raise up to a total of $200,000 in this offering. The offering price bears no relationship whatsoever to our assets, earnings, book value or other criteria of value. Among the factors considered were:

*	our lack of operating history
*	the proceeds to be raised by the offering
*	the amount of capital to be contributed by purchasers in this offering in proportion to the amount of stock to be retained by our existing Stockholders, and
*	our relative cash requirements.

DILUTION OF THE PRICE YOU PAY FOR YOUR SHARES

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholders.

As of December 31, 2002, the net tangible book value of our shares of common stock was a deficit of $(23,914) or approximately ($0.005) per share based upon 5,000,000 shares outstanding.

If 100% of the Shares Are Sold:

Upon completion of this offering, in the event all of the shares are sold, the net tangible book value of the 7,000,000 shares to be outstanding will be $146,086 or approximately $0.02 per share. The net tangible book value of the shares held by our existing stockholders will be increased by $0.02 per share without any additional investment on their part. You will incur an immediate dilution from $0.10 per share to $0.02 per share.

After completion of this offering, if 2,000,000 shares are sold, you will own approximately 28.57% of the total number of shares then outstanding for which you will have made a cash investment of $200,000, or $0.10 per share. Our existing stockholders will own approximately 71.43% of the total number of shares then outstanding, for which they have made contributions of cash and/or services and/or other assets, totaling $275,000, or approximately $0.055 per share.

If 75% of the Shares Are Sold:

Upon completion of this offering, in the event 75% of the shares are sold, the net tangible book value of the 6,500,000 shares to be outstanding will be $96,086, or approximately $0.01 per share. The net tangible book value of the shares held by our existing stockholders will be increased by $0.01 per share without any additional investment on their part. You will incur an immediate dilution from $0.10 per share to $0.01 per share.

After completion of this offering, if 1,500,000 shares are sold, you will own approximately 23.08% of the total number of shares then outstanding for which you will have made a cash investment of $150,000, or $0.10 per share. Our existing stockholders will own approximately 76.92% of the total number of shares then outstanding, for which they have made contributions of cash and/or services and/or other assets, totaling $275,000, or approximately $0.055 per share.

If 50% of the Shares Are Sold:

Upon completion of this offering, in the event 50% of the shares are sold, the net tangible book value of the 6,000,000 shares to be outstanding will be $46,086, or approximately $0.01 per share. The net tangible book value of the shares held by our existing stockholders will be increased by $0.01 per share without any additional investment on their part. You will incur an immediate dilution from $0.10 per share to $0.01 per share.

After completion of this offering, if 1,000,000 shares are sold, you will own approximately 16.67% of the total number of shares then outstanding for which you will have made a cash investment of $100,000, or $0.10 per share. Our existing stockholders will own approximately 83.33% of the total number of shares then outstanding, for which they have made contributions of cash and/or services and/or other assets, totaling $275,000, or approximately $0.055 per share.

If 25% of the Shares Are Sold:

Upon completion of this offering, in the event 25% of the shares are sold, the net tangible book value of the 5,500,000 shares to be outstanding will be $(3,914), or approximately $nil per share. The net tangible book value of the shares held by our existing stockholders will be increased by $nil per share without any additional investment on their part. You will incur an immediate dilution from $0.10 per share to $nil per share.

After completion of this offering, if 500,000 shares are sold, you will own approximately 9.09% of the total number of shares then outstanding shares for which you will have made a cash investment of $50,000, or $0.10 per share. Our existing stockholders will own approximately 90.91% of the total number of shares then outstanding, for which they have made contributions of cash and/or services and/or other assets, totaling $275,000, or approximately $0.055 per share.

The following table compares the differences of your investment in our shares with the investment of our existing stockholders.

Existing Stockholders if all of the Shares are Sold:

Price per share		$0.055
Net tangible book value per share before offering	$	nil
Potential gain to existing shareholders		$0.02
Net tangible book value per share after offering		$0.02
Increase to present stockholders in net tangible book value per share after offering		$0.02
Capital contributions		$275,000
Number of shares outstanding before the offering		5,000,000
Number of shares after offering held by existing stockholders		5,000,000
Percentage of ownership after offering		71.43%

Purchasers of Shares in this Offering if all Shares Sold

Price per share	$0.10
Dilution per share	$0.08
Capital contributions	$200,000
Number of shares after offering held by public investors	2,000,000
Percentage of ownership after offering	28.57%

Purchasers of Shares in this Offering if 75% of Shares Sold

Price per share	$0.10
Dilution per share	$0.09
Capital contributions	$150,000
Number of shares after offering held by public investors	1,500,000
Percentage of ownership after offering	23.08%

Purchasers of Shares in this Offering if 50% of Shares Sold

Price per share	$0.10
Dilution per share	$0.09
Capital contributions	$100,000
Number of shares after offering held by public investors	1,000,000
Percentage of ownership after offering	16.67%

Purchasers of Shares in this Offering if 25% of Shares Sold

Price per share	$0.10
Dilution per share	$0.10
Capital contributions	$50,000
Number of shares after offering held by public investors	500,000
Percentage of ownership after offering	9.09%

PLAN OF DISTRIBUTION; TERMS OF THE OFFERING

We are offering up to a total of 2,000,000 shares of common stock on a best efforts, no minimum, 2,000,000 shares maximum. The offering price is $0.10 per share. There is no minimum number of shares that we have to sell. There will be no escrow account. All money received from the offering will be immediately used by us and there will be no refunds. The offering will be for a period of 180 days from the effective date and may be extended for an additional 90 days if we so choose to do so.

There is no minimum number of shares that must be sold in this offering. Any money we receive will be immediately appropriated by us for the uses set forth in the Use of Proceeds section of this prospectus. No funds will be placed in an escrow account during the offering period and no money will be returned once the subscription has been accepted by us.

We will sell the shares in this offering through Reg Handford, one of our officers and directors. He will receive no commission from the sale of any shares. He will not register as a broker-dealer under Section 15 of the Securities Exchange Act of 1934 in reliance upon Rule 3a4-1. Rule 3a4-1 sets forth those conditions under which a person associated with an issuer may participate in the offering of the issuer's securities and not be deemed to be a broker-dealer. The conditions are that:

1. The person is not statutorily disqualified, as that term is defined in Section 3(a)(39) of the Act, at the time of his participation; and,

2. The person is not compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities;

3. The person is not at the time of their participation, an associated person of a broker-dealer; and,

4. The person meets the conditions of Paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that he (A) primarily performs, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of the Issuer otherwise than in connection with transactions in securities; and (B) is not a broker or dealer, or an associated person of a broker or dealer, within the preceding twelve (12) months; and (C) do not participate in selling and offering of securities for any Issuer more than once every twelve (12) months other than in reliance on Paragraphs (a)(4)(i) or (a)(4)(iii).

Mr. Handford is not statutorily disqualified, is not being compensated, and is not associated with a broker-dealer. He is and will continue to be one of our officers and directors at the end of the offering and has not been during the last twelve months and are currently not a broker/dealer or associated with a broker/dealer. He has not during the last twelve months and will not in the next twelve months offer or sell securities for another corporation.

Only after our registration statement is declared effective by the SEC, do we intend to advertise, through tombstones, and hold investment meetings in various states where the offering will be registered. We will not utilize the Internet to advertise our offering. Mr. Handford will also distribute the prospectus to potential investors at the meetings, to business associates and to his friends and relatives who are interested in us and a possible investment in the offering. No shares purchased in this offering will be subject to any kind of lock-up agreement.

We intend to sell our shares in the states of New York, Illinois, Georgia, Wyoming, Colorado, New York, New Jersey and/or Washington D.C.

Section 15(g) of the Exchange Act

Our shares are covered by Section 15(g) of the Securities Exchange Act of 1934, as amended, and Rules 15g-1 through 15g-6 promulgated thereunder. They impose additional sales practice requirements on broker/dealers who sell our securities to persons other than established customers and accredited investors (generally institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouses). While Section 15g and Rules 15g-1 through 15g-6 apply to broker-dealers, they do not apply to us.

Rule 15g-1 exempts a number of specific transactions from the scope of the penny stock rules.

Rule 15g-2 declares unlawful broker-dealer transactions in penny stocks unless the broker-dealer has first provided to the customer a standardized disclosure document.

Rule 15g-3 provides that it is unlawful for a broker-dealer to engage in a penny stock transaction unless the broker-dealer first discloses and subsequently confirms to the customer current quotation prices or similar market information concerning the penny stock in question.

Rule 15g-4 prohibits broker-dealers from completing penny stock transactions for a customer unless the broker-dealer first discloses to the customer the amount of compensation or other remuneration received as a result of the penny stock transaction.

Rule 15g-5 requires that a broker dealer executing a penny stock transaction, other than one exempt under Rule 15g-1, disclose to its customer, at the time of or prior to the transaction, information about the sales persons compensation.

Rule 15g-6 requires broker-dealers selling penny stocks to provide their customers with monthly account statements.

Again, the foregoing rules apply to broker-dealers. They do not apply to us in any manner whatsoever. The application of the penny stock rules may affect your ability to resell your shares.

Offering Period and Expiration Date

This offering will start on the date of this registration statement is declared effective by the SEC and continue for a period of 180 days. We may extend the offering period for an additional 90 days, or unless the offering is completed or otherwise terminated by us.

We will not accept any money until this registration statement is declared effective by the SEC.

Procedures for Subscribing

We will not accept any money until this registration statement is declared effective by the SEC. Once the registration statement is declared effective by the SEC, if you decide to subscribe for any shares in this offering, you must

1. execute and deliver a subscription agreement

2. deliver a check or certified funds to us for acceptance or rejection.

All checks for subscriptions must be made payable to "ARDENT MINES LIMITED"

Right to Reject Subscriptions

We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions. Subscriptions for securities will be accepted or rejected within 48 hours after we receive them.

BUSINESS

General

We were incorporated in the State of Nevada on July 27, 2000. We are engaged in the acquisition and exploration of mining properties. We maintain our statutory registered agent's office at Nevada Corporate Headquarter, 101 Convention Center Drive, Suite 700 Las Vegas, Nevada 89109 and our business office is located at 7779 Woodhurst Drive, Burnaby, British Columbia, Canada. This is our mailing address as well. Our telephone number is (604) 619-3528. Mr. Handford supplies this office space on a rent-free basis.

Ardent Mines Limited has no plans to change its business activities or to combine with another business, and is not aware of any events or circumstances that might cause its plans to change.

Background

In August 2000, Reid Anderson, our original president and a member of the board of directors acquired one mineral property containing eight mining claims in British Columbia, Canada by arranging the staking of the same through James Thom, a non affiliated third party. Mr. Thom is a self-employed contract staker and field worker residing at 1619 Longacre Drive, Victoria, British Columbia, Canada. Mr. Anderson resigned as an officer and director in order to devote more time to his mineral exploration projects. Mr. Reg Handford was appointed by Mr. Chebountchak to replace Mr. Anderson as our president, treasurer and director. Mr. Anderson also sold all of his common stock to Mr. Handford.

Canadian jurisdictions allow a mineral explorer to claim a portion of available Crown lands as its exclusive area for exploration by depositing posts or other visible markers to indicate a claimed area. The process of posting the area is known as staking. Mr. Anderson paid Mr. Thom $1,282 to stake the claims. The claims were recorded in Mr. Thoms's name to avoid paying additional fees, and he has provided the company with a signed and unexecuted Bill of Sale in the company's favor.

Under British Columbia law title to British Columbia mining claims can only be held by British Columbia residents. In the case of corporations, title must be held by a British Columbia corporation. In order to comply with the law we would have to incorporate a British Columbia wholly owned subsidiary corporation and obtain audited financial statements. We believe those costs would be a waste of our money at this time.

In the event that we find mineralized material and the mineralized material can be economically extracted, we will form a wholly owned British Columbia subsidiary corporation and Mr. Thom will convey title to the property to the wholly owned subsidiary corporation. Should Mr. Thom transfer title to another person and that deed is recorded before we record our documents, that other person will have superior title and we will have none. If that event occurs, we will have to cease or suspend operations. However, Mr. Thom will be liable to us for monetary damages for breaching the terms of his agreement with us. To date we have not performed any work on our property. All Canadian lands and minerals which have not been granted to private persons are owned by either the federal or provincial governments in the name of Her Majesty. Ungranted minerals are commonly known as Crown minerals. Ownership rights to Crown minerals are vested by the Canadian Constitution in the province where the minerals are located. In the case of the Company's property, that is the province of British Columbia.

In the 19th century the practice of reserving the minerals from fee simple Crown grants was established. Legislation now ensures that minerals are reserved from Crown land dispositions. The result is that the Crown is the largest mineral owner in Canada, both as the fee simple owner of Crown lands and through mineral reservations in Crown grants. Most privately held mineral titles are acquired directly from the Crown. The Company's property is one such acquisition. Accordingly, fee simple title to the Company's property resides with the Crown.

The Company's claims are mining leases issued pursuant to the British Columbia Mineral Act. The lessee has exclusive rights to mine and recover all of the minerals contained within the surface boundaries of the lease continued vertically downward.

The property is unencumbered and there are no competitive conditions which affect the property. Further, there is no insurance covering the property and we believe that no insurance is necessary since the property is unimproved and contains no buildings or improvements.

To date we have not performed any work on the property. We are presently in the exploration stage and we cannot guarantee that a commercially viable mineral deposit, a reserve, exists in the property until further exploration is done and a comprehensive evaluation concludes economic and legal feasibility.

There are no native land claims that affect title to our property. We have no plans to try interest other companies in our property if mineralization is found. If mineralization is found, we will try to develop the property ourselves.

Claims

The following is a list of tenure numbers, claim , date of recording and expiration date of our claims:

Claim No.	Document Description	Date of Recording	Date of Expiration
390015	Sun #1 Mining Claim.	October 29, 2001	August 28, 2003
390016	Sun #2 Mining Claim.	October 29, 2001	August 28, 2003
390017	Sun #3 Mining Claim.	October 29, 2001	August 28, 2003
390018	Sun #4 Mining Claim	October 29, 2001	August 28, 2003
390019	Sun #5 Mining Claim	October 29, 2001	August 28, 2003
390020	Sun #6 Mining Claim	October 29, 2001	August 28, 2003
390021	Sun #7 Mining Claim	October 29, 2001	August 28, 2003
390022	Sun #8 Mining Claim.	October 29, 2001	August 28, 2003

In order to maintain these claims we must pay a fee of CDN$100 per year per claim.

Location and Access

The property is located on Copperkettle Creek, approximately three miles upstream from its confluence with Kettle Creek. It is on the eastern slope of Beaverdale Range of the Monashee Mountains. The claims lie approximately thirty miles east of the town of Penticton, British Columbia. Each claim is 500 meters by 500 meters or 200 hectares.

The property can be accessed by traveling north on Highway 33 from Rock Creek to the town of Westbridge. At Westbridge the Monashee Highway extends north for approximately thirty miles to north of the village of Christian Valley. A fair logging road, passable by car, leads northwest over the ridge and down to the confluence of Sandrift Creek and Copperkettle Creek, to the property and five miles. This road continues northwest along the south side of Copperkettle Creek for several miles. Numerous overgrown logging roads cross the property.

The property is also approximately one hour by car from Rock Creek which contains banking facilities and a supermarket.

Physiography

The property is lies between elevations of 2,800 feet and 3,800 feet. Slopes are in the range of 20 to 40 degrees with occasional bluffs. Vegetation consists mainly of fir; larch and pine, much of it mature second growth.

The property is snow-free from June to November, providing a five to six month exploration season. As such, no exploration will take place from approximately December to May.

Property Geology

The major type of rocks found on the property are limestone, marble and other sedimentary rocks that are rich in calcium.

We selected the property because gold has been found on other properties nearby. Other than the foregoing, we did not rely on technical information for the selection of the property. Mr. Anderson, our president and a member of our board of directors from inception on June 26, 2000 to February 8, 2002, was responsible for the selection of the property.

History of Previous Work

The property has no history of previous exploration. There is no evidence of mining on the property and there is no plant or equipment located on the property. There is no power source on the property.

Our Proposed Exploration Program

Our exploration target is to find an ore body containing gold. Our success depends upon finding mineralized material. This includes technical studies to determine if the property contains reserves. Mineralized material is a mineralized body, which has been delineated by appropriate spaced drilling or underground sampling to support sufficient tonnage and average grade of metals to justify removal. If we don't find mineralized material or we cannot remove mineralized material, either because we do not have the money to do it or because it is not economically feasible to do it, we will cease operations and you will lose your investment.

In addition, we may not have enough money to complete our exploration of our property. If it turns out that we have not raised enough money to complete our exploration program, we will try to raise additional funds from a second public offering, a private placement or loans. At the present time, we have not made any plans to raise additional money and there is no assurance that we would be able to raise additional money in the future. In we need additional money and cant raise it, we will have to suspend or cease operations.

We must conduct exploration to determine what amount of minerals, if any, exist on our properties and if any minerals which are found can be economically extracted and profitably processed.

Our property is undeveloped raw land. Exploration and surveying has not been initiated and will not be initiated until we raise money in this offering. That is because we do not have money to start exploration. Once the offering is concluded, we intend to start exploration operations. To our knowledge, the property has never been mined. The only event that has occurred is the staking of the property by James Thom and a physical examination of the property by Mr. Anderson, our former president and director. The cost of staking the claims was included in the $1,282 paid to Mr. Thom. Before gold retrieval can begin, we must explore for and find mineralized material. After that has occurred we have to determine if it is economically feasible to remove the mineralized material. Economically feasible means that the costs associated with the removal of the mineralized material will not exceed the price at which we can sell the mineralized material. We can't predict what that will be until we find mineralized material.

We do not know if we will find gold. We believe that activities occurring on adjoining properties are not material to our activities. The reason is that what ever is located under adjoining property may or may not be located under our property.

Our exploration program is designed to economically explore and evaluate our properties.

We do not claim to have any minerals or reserves whatsoever at this time on any of our properties.

We have not selected any specific individual or company to conduct our three phases of exploration. We will not select anyone until our public offering has been completed. We intend to hire someone or a company that has experience in exploration in British Columbia. We intend to hire someone or a corporation that can conduct our plan of exploration within the budget we have available. Currently the mining industry in British Columbia is somewhat depressed and many exploration companies, engineers and geologists are willing to render services at low rates. We intend to attempt to capitalize on this economic situation. There is no assurance, however, that we will be able to do so.

We intend to implement an exploration program and intend to proceed in the following three phases:

Phase 1 will begin with research of the available geologic literature, personal interviews with geologists, mining engineers and others familiar with the prospect sites. We intend to interview and possibly pay fees to Duncan Bain, a consulting geologist with knowledge of the area and also two geologists who are friends of Mr. Handford: Larry Sookochoff, and David Cooke, Ph.D who sits with Mr. Handford on the Board of Bright Star Ventures Ltd. We will pay Mr. Bain fees if we hire him. We will not pay Mr. Bain any fees if we do not hire him. Bright Star Ventures Ltd. is engaged in the business of exploring for platinum-group elements in the Tulameen area of British Columbia. There is no relationship between Bright Star Ventures Ltd. and us. Mr. Sookochoff and Mr. Cooke have experience in geology and reconnaissance in southern British Columbia . We also intend to interview or engage other geologists or field workers familiar with the area.

When the research is completed, our initial work will be augmented with geologic mapping, geophysical testing and geochemical testing of our claims. A flagged grid extending the length and width of the property will be established, probably at 100 meter spacings, and ground-based magnetic and MaxMin geophysical surveys will be taken. Soil and rock samples will also be extracted. When available, existing workings like trenches, prospect pits, shafts or tunnels will be examined. If an apparent mineralized zone is identified and narrowed down to a specific area by the studies, we will begin trenching the area. We intend to analyze our samples by first logging their geological features and then analyzing some of them chemically through Acme Laboratories in Vancouver, Canada. We would do a 32-element test to include precious and base metals as well as indicator elements.

Laying out the grid will cost approximately $1,400. We may take 80 mineral samples and expect chemical analysis to cost $16 each. The magnetic and MaxMin surveys should cost $5,400. Costs may vary with if more or less samples are taken and if weather conditions are better or worse than expected.

Trenches are generally approximately 150 ft. in length and 7 to 10 feet wide. We estimate the cost of one trench to be approximately $5,000. This includes the cost of reclaiming the trench under favorable conditions. These dimensions allow for a thorough examination of the surface of the vein structure types generally encountered in the area. They also allow easier restoration of the land to its pre-exploration condition when we conclude our operations. Once excavation of a trench is completed, samples are taken and then analyzed for economically potential minerals that are known to have occurred in the area. As in the case of soil and rock samples from the grid, we would first log their visible geological features and then analyze some of them chemically by a standard 32-element test to include precious and base metals as well as indicator elements. Careful interpretation of this available data collected from the various tests aid in determining whether or not the prospect has current economic potential and whether further exploration is warranted.

Some factors we may consider when we make a decision to go underground will be the revelation of veins, if any, by trenching and inspection of the surface geology in the area as well as assays of samples. Confirmation of vein depth by geophysical techniques would be a plus.

Phase 1 will take about 3 months and cost up to $20,000.

Phase 2 involves an initial examination of the underground characteristics of the vein structure that was identified by Phase 1 of exploration. Phase 2 is aimed at identifying any mineral deposits of potential economic importance. The methods employed are

* * *	more extensive trenching more advanced geophysical work drift driving

Drift driving is the process of constructing a tunnel to take samples of minerals for testing. Later, the tunnel can be used for mining minerals . The geophysical work gives a general understanding of the location and extent of mineralization at depths that are unreachable by surface excavations and provides a target for more extensive trenching and core drilling. Trenching identifies the continuity and extent of mineralization, if any, below the surface. After a thorough analysis of the data collected in Phase 2, we will decide if the property warrants a Phase 3 study. We believe that it will cost approximately $150 per foot to drive a drift on our property and we intend to drift drive up to a maximum of 300 feet. We have allocated up to $5,000 for trenching; $5,000 for geophysical work; and, $45,000 for drift driving.

Phase 2 will take about 3 months and cost up to $55,000

Phase 3 is aimed at precisely defining the depth, the width, the length, the tonnage and the value per ton of any mineral body. This is accomplished through extensive drift driving. We will determine the depth of the mineralization by extrapolation from geophysical surveys. However, after review of all then-current data by a geologist, and depending on the budget and the cash available, the program could be reconsidered and core hole drilling could possibly be warranted.

Phase 3 will take about 6 months and cost up to $80,000.

The breakdown of estimated times and dollars for each phase was made by the board of directors.

We do not intend to interest other company in the property if we find mineralized materials. We intend to try to develop the reserves ourselves.

If we are unable to complete any phase of exploration because we don't have enough money, we will cease operations until we raise more money. If we can't or don't raise more money, we will cease operations. If we cease operations, we don't know what we will do and we don't have any plans to do anything.

We cannot provide you with a more detailed discussion of how our exploration program will work and what we expect will be our likelihood of success. That is because we have a piece of raw land and we intend to look for gold. We may or may not find any mineralized material. We hope we do, but it is impossible to predict the likelihood of such an event.

We will not move on to a subsequent phase until the phase we are working on is completed. We will determine when that occurs.

We do not have any plan to take the Company from phase 3 exploration to revenue generation. That is because we have not found anything yet and it is impossible to project revenue generation from nothing.

We anticipate starting exploration operations within thirty days of the completion of this offering.

Competitive Factors

The gold mining industry is fragmented. We compete with other exploration companies looking for gold. We are one of the smallest exploration companies in existence. We are an infinitely small participant in the gold mining market. While we compete with other exploration companies, there is no competition for the exploration or removal or mineral from out property. Readily available gold markets exist in Canada and around the world for the sale of gold. Therefore, we will be able to sell any gold that we are able to recover.

Regulations

Our mineral exploration program is subject to the Canadian Mineral Tenure Act Regulation. This act sets forth rules for

* * * *	locating claims posting claims working claims reporting work performed

We are also subject to the British Columbia Mineral Exploration Code which tells us how and where we can explore for minerals. We must comply with these laws to operate our business. Compliance with these rules and regulations will not adversely affect our operations.

Environmental Law

We are also subject to the Health, Safety and Reclamation Code for Mines in British Columbia. This code deals with environmental matters relating to the exploration and development of mining properties. Its goals are to protect the environment through a series of regulations affecting:

1. 2. 3.	Health and Safety Archaeological Sites Exploration Access

We are responsible to provide a safe working environment, not disrupt archaeological sites, and conduct our activities to prevent unnecessary damage to the property.

We will secure all necessary permits for exploration and, if development is warranted on the property, will file final plans of operation before we start any mining operations. We anticipate no discharge of water into active stream, creek, river, lake or any other body of water regulated by environmental law or regulation. No endangered species will be disturbed. Restoration of the disturbed land will be completed according to law. All holes, pits and shafts will be sealed upon abandonment of the property. It is difficult to estimate the cost of compliance with the environmental law since the full nature and extent of our proposed activities cannot be determined until we start our operations and know what that will involve from an environmental standpoint.

We are in compliance with the act and will continue to comply with the act in the future. We believe that compliance with the act will not adversely affect our business operations in the future.

Exploration stage companies have no need to discuss environmental matters, except as they relate to exploration activities. The only "cost and effect" of compliance with environmental regulations in British Columbia is returning the surface to its previous condition upon abandonment of the property. We cannot speculate on those costs in light of our ongoing plans for exploration. In any event, we have not allocated any funds for the reclamation of the property.

Employees

We intend to use the services of subcontractors for manual labor exploration work on our properties.

Employees and Employment Agreements

At present, we have no employees, other than our officers and directors. Our officers and directors are part-time employees and will devote about 10% of their time to our operation. Our officers and directors do not have employment agreements with us. We presently do not have pension, health, annuity, insurance, stock options, profit sharing or similar benefit plans; however, we may adopt plans in the future. There are presently no personal benefits available to our officers and directors. Mr. Handford will handle our administrative duties. Because our officers and directors are inexperienced with exploration, they will hire qualified persons to perform the surveying, exploration, and excavating of our property. As of today, we have not looked for or talked to any geologists or engineers who will perform work for us in the future. We do not intend to do so until we complete this offering.

MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

This section of the prospectus includes a number of forward- looking statements that reflect our current views with respect to future events and financial performance. Forward-looking statements are often identified by words like: believe, expect, estimate, anticipate, intend, project and similar expressions, or words which, by their nature, refer to future events. You should not place undue certainty on these forward-looking statements, which apply only as of the date of this prospectus. These forward-looking states are subject to certain risks and uncertainties that could cause actual results to differ materially from historical results or out predictions.

We are a start-up, exploration stage corporation and have not yet generated or realized any revenues from our business operations.

Our auditors have issued a going concern opinion. This means that there is substantial doubt that we can continue as an on-going business for the next twelve months unless we obtain additional capital to pay our bills. This is because we have not generated any revenues and no revenues are anticipated until we begin removing and selling minerals. Accordingly, we must raise cash from sources other than the sale of minerals found on the property. That cash must be raised from other sources. Our only other source for cash at this time is investments by others in Ardent Mines. We must raise cash to implement our project and stay in business. Even if we raise the maximum amount of money in this offering, we do not know how long the money will last, however, we do believe it will last twelve months. It depends upon the amount of exploration we conduct and the cost thereof. We won't know that information until we begin exploring our property. We will not begin exploration of our property until we raise money from this offering. We believe we will need to raise a minimum of $70,000 from this offering in order to remove uncertainties surrounding our ability to continue as a going concern.

To meet our need for cash we are attempting to raise money from this offering. We cannot guarantee that we will be able to raise enough money through this offering to stay in business. Whatever money we do raise, will be applied to the items set forth in the Use of Proceeds section of this prospectus. If we find mineralized material and it is economically feasible to remove the mineralized material, we will attempt to raise additional money through a subsequent private placement, public offering or through loans. If we do not raise all of the money we need from this offering to complete our exploration of the property, we will have to find alternative sources, like a second public offering, a private placement of securities, or loans from our officers or others.

We have discussed this matter with our officers and directors, however, our officers and directors are unwilling to make any commitment to loan us any money at this time. At the present time, we have not made any arrangements to raise additional cash, other than through this offering. If we need additional cash and can't raise it we will either have to suspend operations until we do raise the cash, or cease operations entirely. If we raise the maximum amount of money from this offering, it will last a year. If we raise less than the maximum amount, we do not believe the money will last a year. If we raise less than the maximum amount and we need more money we will have to revert obtaining additional money as described in this paragraph. Other than as described in this paragraph, we have no other financing plans.

We will be conducting research in the form of exploration of our property. Our exploration program is explained in as much detail as possible in the business section of this prospectus. We are not going to buy or sell any plant or significant equipment during the next twelve months. We will not buy any equipment until have located a body of ore and we have determined it is economical to extract the ore from the land.

We do not intend to interest other companies in the property if we find mineralized materials. We intend to try to develop the reserves ourselves.

If we are unable to complete any phase of exploration because we don't have enough money, we will cease operations until we raise more money. If we can't or don't raise more money, we will cease operations. If we cease operations, we don't know what we will do and we don't have any plans to do anything.

We do not intend to hire additional employees at this time. All of the work on the property will be conduct by unaffiliated independent contractors that we will hire. The independent contractors will be responsible for surveying, geology, engineering, exploration, and excavation. The geologists will evaluate the information derived from the exploration and excavation and the engineers will advise us on the economic feasibility of removing the mineralized material.

Limited Operating History; Need for Additional Capital

There is no historical financial information about Ardent Mines upon which to base an evaluation of our performance. We are an exploration stage corporation and have not generated any revenues from operations. We cannot guarantee we will be successful in our business operations. Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources, possible delays in the exploration of our properties, and possible cost overruns due to price and cost increases in services.

To become profitable and competitive, we conduct into the research and exploration of our properties before we start production of any minerals we may find. We are seeking equity financing to provide for the capital required to implement our research and exploration phases.

We have no assurance that future financing will be available to us on acceptable terms. If financing is not available on satisfactory terms, we may be unable to continue, develop or expand our operations. Equity financing could result in additional dilution to existing shareholders.

Results of Operations

From Inception on July 27, 2000

We acquired one property containing eight claims. We have staked the property and will begin Phase I of our exploration plan upon completion of this offering. We expect to start Phase I within thirty days of completing our public offering.

Since inception, we have used our common stock to raise money for the property acquisition, for corporate expenses and to repay outstanding indebtedness. Net cash provided by financing activities from inception on July 27, 2000 to December 31, 2002 was $14,994, as a result of proceeds received from advances from directors.

Liquidity and Capital Resources

As of the date of this registration statement, we have yet to generate any revenues from our business operations.

We issued 5,000,000 shares of common stock through a Section 4(2) offering in July 2000. This was accounted for as a compensation expense of $273,048 and advances and reimbursement expenses of $1,952.

As of December 31, 2002, our total assets were $87 and our total liabilities were $24,001.

MANAGEMENT

Officers and Directors

Each of our directors serves until his or her successor is elected and qualified. Each of our officers is elected by the board of directors to a term of one (1) year and serves until his or her successor is duly elected and qualified, or until he or she is removed from office. The board of directors has no nominating, auditing or compensation committees.

The name, address, age and position of our present sole officer and director is set forth below:

Name and Address	Age	Position(s)
Reg Handford 7999 Woodhurst Drive Burnaby, British Columbia Canada	57	President and a member of the Board of Directors

Taras Chebountchak 18 Hillcrest Avenue Apt. 601 North York, Ontario Canada M2N 6T5	33	Secretary, Treasurer, Chief Financial Officer and a member of the Board of Directors.

The persons named above have held their offices/positions since inception of our company and are expected to hold their offices/positions until the next annual meeting of our stockholders.

Background of Officers and Directors

Since February 8, 2002, Reg Handford has been our president, treasurer and a member of our board of directors. Mr. Handford did not devote any time to our operations prior to February 8, 2002, but intends to devote approximately 10% of his time to our operations. From September 2001 to February 8, 2002, Mr. Handford was the office administrator for Palal Mining Corporation, an exploration company located in Vancouver, British Columbia. Since September 28, 2001, Mr. Handford has been president, treasurer and a member of the board of directors of Raglan Mines Limited, an exploration corporation located in Vancouver, British Columbia. Since October 2001, Mr. Handford has been president of Bright Star Ventures Ltd., an exploration company located in Vancouver, British Columbia. From September 1999 to August 2001, Mr. Handford was English-Content Editor for the Chinaweb.com site operated by China Web Ltd in Beijing, China. From March 1999 to June 2000, Mr. Handford was president of Tiberon Resources Ltd., a company which was subsequently listed for trading on the Bulletin Board. From September 1998 to March 1999, Mr. Handford was a trader with Levesque Securities Ltd. in Vancouver, British Columbia. From June 1994 to July 1997, Mr. Handford was office manager of Network Gaming International Ltd., a British

Columbia corporation located in Vancouver, British Columbia which developed and deployed software linking networks for casinos offering online bingo. At other times, between specific jobs, Mr. Handford was a private investor. Mr. Handford is currently not employed as a full-time employee with any other entity. Mr. Handford has no technical training in the field of mineral explorations.

Taras Chebountchak has been our Secretary, Treasurer, Chief Financial Officer, and a member of the board of directors since inception. Since inception, Mr. Chebountchak has devoted approximately 1% of his time to our operations and intends to devote 10% of his time to our operations in the future. Since June 2000, Mr. Chebountchak has been Secretary, Treasurer and a director of Raglan Mines Limited a Nevada corporation engaged in exploration with its principal offices located in Vancouver, British Columbia. Since March 1998, Mr. Chebountchak has also been President and a director of First Class Financial Services, Inc. First Class Financial Services is a finance company located in Concord, Ontario, Canada. From December 1996 to February 1998, Mr. Chebountchak was affiliated with A&T Secure Financing. A&T is a finance company located in Toronto, Ontario, Canada. Mr. Chebountchak was responsible for public relations with clients, banks, financial institutions and leasing companies. From December 1994 to January 1996, Mr. Chebountchak was Vice President of IMC Canada. IMC Canada specializes in personal business income tax preparation and is located in Ottawa, Ontario, Canada. Mr. Chebountchak holds a Master of Science degree in mechanical engineering from Lvov Polytechnic Academy. Mr. Chebountchak has no technical training in the field of mineral explorations.

Conflicts of Interest

We believe that Reg Handford. and Taras Chebountchak will be subject to conflicts of interest. The conflicts of interest arise from Messrs Handford and Chebountchak's relationship with other mining and exploration corporations. In the future, Messrs Handford and Chebountchak will continue to be involved in the mining and exploration business for other entities and such involvement could create conflicts of interest. Messrs Handford and Chebountchak devote time to their other business activities on an as needed basis and will continue to devote time to their other business activities on an add needed basis. Other than the foregoing, no policy has been implemented or will be implemented to address conflicts of interest.

At the present time, we do not foresee a direct conflict of interest because we do not intend to acquire any additional properties. The only conflict that we foresee is Messrs Handford's and Chebountchak's devotion of time to projects that do not involve us. In the event that Mr. Handford or Mr. Chebountchak cease devoting any time to our operations, each has agreed to resign as an officer and director.

EXECUTIVE COMPENSATION

The following table sets forth the compensation paid by us from inception on July 27, 2000 through December 31, 2002, for each or our officers and directors. This information includes the dollar value of base salaries, bonus awards and number of stock options granted, and certain other compensation, if any.

SUMMARY COMPENSATION TABLE

Long-Term Compensation
			Annual Compensation			Awards	Payouts
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
Names Executive Officer and Principal Position	Year Ended	Salary (US$)	Bonus (US$)	Other Annual Compen- sation (US$)	Under Options/ SARs Granted (#)	Securities Restricted Shares or Restricted Share Units (US$)	LTIP Payouts (US$)	Other Annual Compen- sation (US$)
Reg Handford President	2002 2001 2000	0 0 0	0 0 0	0 0 0	0 0 0	0 0 0	0 0 0	0 0 0
Taras Chebountchak Treasurer	2002 2001 2000	0 0 0	0 0 0	0 0 0	0 0 0	0 136,753 0	0 0 0	0 0 0
Reid Anderson (former president resigned)	2002 2001 2000	0 0 0	0 0 0	0 0 0	0 0 0	0 136,753 0	0 0 0	0 0 0

We have not paid any salaries in 2002, none in 2003 so far, and we do not anticipate paying any salaries at any time in 2003. We will not begin paying salaries until we have adequate funds to do so.

There are no other stock option plans, retirement, pension, or profit sharing plans for the benefit of our officers and directors other than as described herein.

Long-Term Incentive Plan Awards

We not have any long-term incentive plans that provide compensation intended to serve as incentive for performance.

Compensation of Directors

Our directors do not receive any compensation for serving as members of the board of directors.

As of the date hereof, we have not entered into employment contracts with any of our officers and do not intend to enter into any employment contracts until such time as it profitable to do so.

Indemnification

Under our Articles of Incorporation and Bylaws of the corporation, we may indemnify an officer or director who is made a party to any proceeding, including a law suit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in our best interest. We may advance expenses incurred in defending a proceeding. To the extent that the officer or director is successful on the merits in a proceeding as to which he is to be indemnified, we must indemnify him against all expenses incurred, including attorney's fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Nevada.

Regarding indemnification for liabilities arising under the Securities Act of 1933, which may be permitted to directors or officers under Nevada law, we are informed that, in the opinion of the Securities and Exchange Commission, indemnification is against public policy, as expressed in the Act and is, therefore, unenforceable.

PRINCIPAL STOCKHOLDERS

The following table sets forth, as of the date of this prospectus, the total number of shares owned beneficially by each of our directors, officers and key employees, individually and as a group, and the present owners of 5% or more of our total outstanding shares. The table also reflects what their ownership will be assuming completion of the sale of all shares in this offering . The stockholder listed below has direct ownership of his shares and possesses sole voting and dispositive power with respect to the shares.

The stockholder listed below has direct ownership of his shares and possesses sole voting and dispositive power with respect to the shares.

Name and Address Beneficial Ownership [1]	Number of Shares Before the Offering	Number of Shares After Offering Assuming all of the Shares are Sold	Percentage of Ownership After the Offering Assuming all of the Shares are Sold
Reg Handford 7999 Woodhurst Drive Burnaby, British Columbia Canada	2,500,000	2,500,000	35.71%

Taras Chebountchak 18 Hillcrest Avenue Apt. 601 North York, Ontario Canada M2N 6T5	2,500,000	2,500,000	35.71%

All Officers and Directors as a Group (2 persons)	5,000,000	5,000,000	71.42%

[1] The persons named above may be deemed to be a "parent" and "promoter" of our company, within the meaning of such terms under the Securities Act of 1933, as amended, by virtue of his/its direct and indirect stock holdings. Messrs. Handford and Chebountchak are the only "promoters" of our company.

[2] Reid Anderson, our former president and director, transferred all of his right, title and interest in 2,500,000 shares of common stock that he owned to Reg. Handford in February 2002.

Future Sales by Existing Stockholders

A total of 5,000,000 shares of common stock were issued to our officers and directors, all of which are restricted securities, as defined in Rule 144 of the Rules and Regulations of the SEC promulgated under the Securities Act. Under Rule 144, the shares can be publicly sold, subject to volume restrictions and restrictions on the manner of sale, commencing one year after their acquisition.

Shares purchased in this offering, which will be immediately resalable, and sales of all of our other shares after applicable restrictions expire, could have a depressive effect on the market price, if any, of our common stock and the shares we are offering.

A total of 5,000,000 shares of our stock are currently owned by our officers and directors. They will likely sell a portion of their stock if the market price goes above $0.10. If they do sell their stock into the market, the sales may cause the market price of the stock to drop.

Because our officers and directors will control us after the offering, regardless of the number of shares sold, your ability to cause a change in the course of our operations is eliminated. As such, the value attributable to the right to vote is gone. This could result in a reduction in value to the shares you own because of the ineffective voting power.

DESCRIPTION OF SECURITIES

Common Stock

Our authorized capital stock consists of 100,000,000 shares of common stock, par value $0.00001 per share. The holders of our common stock:

*	have equal ratable rights to dividends from funds legally available if and when declared by our board of directors;
*	are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs;
*	do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and
*	are entitled to one non-cumulative vote per share on all matters on which stockholders may vote.

All shares of common stock now outstanding are fully paid for and non-assessable and all shares of common stock which are the subject of this offering, when issued, will be fully paid for and non-assessable. We refer you to our Articles of Incorporation, Bylaws and the applicable statutes of the State of Nevada for a more complete description of the rights and liabilities of holders of our securities.

Non-cumulative Voting

Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in that event, the holders of the remaining shares will not be able to elect any of our directors. After this offering is completed, present stockholders will own approximately 71.42% of our outstanding shares.

Cash Dividends

As of the date of this prospectus, we have not paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of our board of directors and will depend upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Anti-Takeover Provisions

There are no Nevada anti-takeover provisions that may have the affect of delaying or preventing a change in control. 78.378 through 78.3793 of the Nevada Revised Statutes relates to control share acquisitions that may delay to make more difficult acquisitions or changes in our control, however, they only apply when we have 200 or more stockholders of record, at least 100 of whom have addresses in the state of Nevada appearing on our stock ledger and we do business in this state directly or through an affiliated corporation. Neither of the foregoing events seems likely will occur. Currently, we have no Nevada shareholders and since this offering will not be made in the state of Nevada, no shares will be sold to Nevada residents. Further, we do not do business in Nevada directly or through an affiliate corporation and we do not intend to do business in the state of Nevada in the future. Accordingly, there are no anti-takeover provisions that have the affect of delaying or preventing a change in our control.

Reports

After we complete this offering, we will not be required to furnish you with an annual report. Further, we will not voluntarily send you an annual report. We will be required to file reports with the SEC under section 15(d) of the Securities Act. The reports will be filed electronically. The reports we will be required to file are Forms 10-KSB, 10-QSB, and 8-K. You may read copies of any materials we file with the SEC at the SECs Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site that will contain copies of the reports we file electronically. The address for the Internet site is www.sec.gov.

Stock Transfer Agent

Our stock transfer agent for our securities is Pacific Stock Transfer Company, 500 East Warm Springs Road, Las Vegas, Nevada 89119 and its telephone number is (702) 361-3033.

CERTAIN TRANSACTIONS

In June 2000, we issued a total of 2,500,000 shares of restricted common stock to Reid Anderson, our former president and a member of the board of directors and 2,500,000 shares of restricted common stock to Taras Chebountchak, a current officer and director of our company. This was accounted for as a compensation expense of $273,048 and advances and reimbursement expenses of $1,952. On February 8, 2002, Mr. Anderson transferred his shares to Reg Handford, our president and a member of the board of directors.

Mr. Anderson also caused our property, comprised of eight claims, to be staked at a cost of $1,282.00. The claims were staked by James Thom for the $1,282.00. The terms of the transaction with Mr. Thom were at arm's length and Mr. Thom was not an affiliate.

LITIGATION

We are not a party to any pending litigation and none is contemplated or threatened.

EXPERTS

On October 7, 2002, our board of directors approved a decision to change our auditors. On the same date, our accounting firm, Williams & Webster, P.S. was dismissed by us as our independent auditors. During the 2001 fiscal year and subsequent interim period, there were no disagreements on matters of accounting principles and practices, financial disclosure, or auditing scope of procedure between us and Williams & Webster. Williams & Webster, P.S. was dismissed because we determined that it was in our best interest to have our auditor located in Vancouver, British Columbia where our corporate headquarters are located.

The report of Williams & Webster, P.S. on our financial statements covered the period from inception on July 27, 2000 through June 30, 2001 did not contain an adverse, qualified or disclaimer of opinion. However, the report did contain an explanatory paragraph wherein Williams & Webster expressed substantial doubt about our ability to continue as a going concern. The Williams & Webster's audit reports are not included in this filing since Williams & Webster, P.S. is no longer independent because of the non-payment of outstanding fees owned by Ardent.

We have requested Williams & Webster furnish us with a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the statements made by us. We delivered a copy of this amended registration statement to Williams & Webster on March 19, 2003, via email. On March 20, 2003, Williams & Webster replied and their letter agreeing with the statements contained herein. The letter is filed as Exhibit 16.1 to this amended registration statement.

At our board meeting on October 7, 2002, our board of directors approved the decision to engaged Manning Elliott, Chartered Accountants, 11th Floor, 1050 West Pender Street, Vancouver, British Columbia, Canada V6E 3S7, as our independent auditors for our fiscal year ending June 30, 2002. Manning Elliott accepted such appointment on October 11, 2002. Prior to their appointment, we did not consult with Manning Elliott on any matters related to accounting or the type of opinion they may issue.

On February 17, 2003 our board of directors approved a decision to change our auditors. On the same date, our accounting firm, Manning Elliott, Chartered Accountants was dismissed by us as our independent auditors. During the 2002 fiscal year and subsequent interim period, there were no disagreements on matters of accounting principles and practices, financial disclosure, or auditing scope of procedure between us and Manning Elliott. Manning Elliott was dismissed because it would not reaudit financial statements audited by Williams & Webster for our 2001 fiscal year end.

The report of Manning Elliott on our financial statements covered the period from July 1, 2001 to June 30, 2002 did not contain an adverse, qualified or disclaimer of opinion. However, the report did contain an explanatory paragraph wherein Manning Elliott expressed substantial doubt about our ability to continue as a going concern.

We have requested Manning Elliott furnish us with a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the statements made by us. We emailed a copy of this amended registration statement to Manning Elliott on March 19, 2003. On March 20, 2003, Manning Elliott replied and their letter agreeing with the statements contained herein. The letter is filed as Exhibit 16.2 to this amended registration statement.

At our board meeting on February 17, 2003, our board of directors approved the decision to engaged Morgan and Company, Chartered Accountants, 700 West Georgia Street, Suite 1488, Vancouver, British Columbia, Canada V6E 3S7, as our independent auditors for our fiscal year ending June 30, 2003 and to reaudit our financial statements for the fiscal years ending June 30, 2002 and June 30, 2001. Morgan & Company accepted such appointment on February 17, 2003. Prior to their appointment, we did not consult with Morgan and Company on any matters related to accounting or the type of opinion they may issue.

LEGAL MATTERS

Conrad C. Lysiak, Attorney at Law, 601 West First Avenue, Suite 503, Spokane, Washington 99201, telephone (509) 624-1475 has acted as our legal counsel.

FINANCIAL STATEMENTS

Our fiscal year end is June 30. We will provide audited financial statements to our stockholders on an annual basis; the statements will be prepared by an Independent Certified Public Accountant.

Our financial statements immediately follow:

Unaudited Financials Statements for the period ended December 31, 2002 and Audit Financial Statements for the Years Ended June 30, 2001 and 2002 follow:

FINANCIAL STATEMENTS Balance Sheet Statement of Operations Statement of Stockholders' Equity Statement of Cash Flows	F-1 F-2 F-3 F-4
NOTES TO THE FINANCIAL STATEMENTS	F-5

INDEPENDENT AUDITOR'S REPORT	F-7
Balance Sheet Statement of Operations Statement of Stockholders' Equity Statement of Cash Flows	F-8 F-9 F-10 F-11
NOTES TO THE FINANCIAL STATEMENTS	F-12

ARDENT MINES LIMITED
(An Exploration Stage Company)
(unaudited)

BALANCE SHEET
(Stated in U.S. Dollars)

	DECEMBER 31	JUNE 30
	2002	2002
	(Unaudited)	(Audited)
ASSETS

Current
Cash	$87	$-

LIABILITIES

Current
Bank indebtedness	$-	$8
Accounts payable	9,020	8,395
Accrued liabilities	-	1,500
Due to related party (Note 5)	14,981	13,334
	24,001	23,237
STOCKHOLDERS' DEFICIT

Common Stock
Authorized:
100,000,000 common shares with a par value of $0.00001

Issued:
5,000,000 common shares	50	50

Additional paid-in capital	274,950	274,950

Deficit Accumulated During The Exploration Stage	(298,914)	(298,237)
	(23,914)	(23,237)
	$87	$-

The accompanying notes are an integral part of these financial statements

ARDENT MINES LIMITED
(An Exploration Stage Company)
(unaudited)

STATEMENT OF OPERATIONS
(Unaudited)
(Stated in U.S. Dollars)

			PERIOD FROM
			DATE OF
			INCEPTION
			JULY 27
	SIX MONTHS ENDED		2000 TO
	DECEMBER 31		DECEMBER 31
	2002	2001	2002

Expenses
Bank charges and interest	$52	$57	$236
Consulting	-	-	273,048
Filing fees	-	-	500
Mineral property exploration	-	-	1,336
Professional fees	625	2,345	23,794

Loss For The Period	$677	$2,402	$298,914

Loss Per Share, Basic	$0.01	$0.01

Weighted Average Number Of Shares Outstanding	5,000,000	5,000,000

The accompanying notes are an integral part of these financial statements

ARDENT MINES LIMITED
(An Exploration Stage Company)
(unaudited)

STATEMENT OF CASH FLOWS
(Unaudited)
(Stated in U.S. Dollars)

			PERIOD FROM
			DATE OF
			INCEPTION
			JULY 27
	SIX MONTHS ENDED		2000 TO
	DECEMBER 31		DECEMBER 31
	2002	2001	2002

Cash Flows From Operating Activities
Loss for the period	$(677)	$(2,402)	$(298,914)

Adjustments To Reconcile Loss To Net Cash Used By Operating Activities
Expenses paid by issuance of stock	-	-	274,900

Change in non-cash working items:
Increase in accounts payable and accrued liabilities	(875)	71	9,020
	(1,552)	(2,331)	(14,994)
Cash Flows From Financing Activities
Advances from related party	1,647	2,334	15,081
Bank indebtedness	(8)	-	-
	1,639	2,334	15,081
Net (Decrease) Increase In Cash	87	3	87
Cash, Beginning Of Period	-	19	-
Cash, End Of Period	$87	$22	$87

The accompanying notes are an integral part of these financial statements

ARDENT MINES LIMITED
(An Exploration Stage Company)
(unaudited)

STATEMENT OF STOCKHOLDERS' DEFICIENCY
DECEMBER 31, 2002
(Stated in U.S. Dollars)

				DEFICIT
	COMMON STOCK			ACCUMULATED
	NUMBER		ADDITIONAL	DURING THE
	OF		PAID-IN	EXPLORATION
	SHARES	AMOUNT	CAPITAL	STAGE	TOTAL

Balance, July 27, 2000 (date of inception)	-	$-	$-	$-	$-

Stock issued for services and in payment of advances at approximately $0.055 per share in August 2000	5,000,000	50	274,950	-	275,000

Loss for the period	-	-	-	(288,255)	(288,255)
Balance, June 30, 2001	5,000,000	50	274,950	(288,255)	(13,255)

Loss for the year	-	-	-	(9,982)	(9,982)
Balance, June 30, 2002	5,000,000	50	274,950	(298,237)	(23,237)

Loss for the period	-	-	-	(677)	(677)

Balance, December 31, 2002	5,000,000	$50	$274,950	$(298,914)	$(23,914)

The accompanying notes are an integral part of these financial statements

ARDENT MINES LIMITED
(An Exploration Stage Company)

NOTES TO FINANCIAL STATEMENTS
(unaudited)
DECEMBER 31, 2002
(Unaudited)
(Stated in U.S. Dollars)

1.     BASIS OF PRESENTATION

The unaudited financial statements as of December 31, 2002 included herein have been prepared without audit pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and footnote disclosures normally included in financial statements prepared in accordance with United States generally accepted accounting principles have been condensed or omitted pursuant to such rules and regulations. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. It is suggested that these financial statements be read in conjunction with the June 30, 2002 audited financial statements and notes thereto.

2.     DUE TO RELATED PARTY

Amount due to a director of $14,981 (2001 - $13,334) are without specific terms of repayment and are non-interest bearing.

During the period ended December 31, 2002, a director of the Company provided office space at no cost.

3.     COMMITMENTS AND CONTINGENCIES

Mining Industry

The Company is engaged in the exploration and development of mineral properties. At present, there are no feasibility studies establishing proven and probable reserves.

Although the mineral exploration and mining industries are inherently speculative and subject to complex environmental regulations, the Company is unaware of any pending litigation or of any specific past or prospective matters which could impair the value of its mining claims.

ARDENT MINES LIMITED
(An Exploration Stage Company)

NOTES TO FINANCIAL STATEMENTS
(unaudited)
DECEMBER 31, 2002
(Unaudited)
(Stated in U.S. Dollars)

3.     COMMITMENTS AND CONTINGENCIES (Continued)

Registration with the Securities and Exchange Commission

The Company is presently undertaking the required steps to register as a publicly traded company. In this regard, the Company has signed a contract with a securities attorney to assist in this matter. The total fees to be paid to the attorney amount to $25,000. Of this amount, $10,000 was paid when attorney services began and is recorded as legal fees in the accompanying financial statements. The remaining $15,000 will be due when the Company's registration statement is declared effective by the Securities and Exchange Commission.

INDEPENDENT AUDITORS' REPORT

To the Board of Directors and Stockholders of
Ardent Mines Limited
(An Exploration Stage Company)

We have audited the accompanying balance sheets of Ardent Mines Limited (an exploration stage company) as of June 30, 2002 and 2001, and the statements of operations, cash flows and stockholders' deficiency for the years ended June 30, 2002 and 2001, and for the period from July 27, 2000 (date of inception) to June 30, 2002. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with U.S. generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, these financial statements present fairly, in all material respects, the financial position of Ardent Mines Limited (an exploration stage company), as of June 30, 2002 and 2001, and the results of its operations and its cash flows for the years ended June 30, 2002 and 2001, and for the period from July 27, 2000 (date of inception) to June 30, 2002, in conformity with U.S. generally accepted accounting principles.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has not generated any revenues or profitable operations since inception and will need equity financing to begin realizing upon its business plan. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also discussed in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Vancouver, Canada                                                     /s/ Morgan & Company

March 4, 2003                                                           Chartered Accountants

ARDENT MINES LIMITED
(An Exploration Stage Company)

BALANCE SHEETS
(Stated in U.S. Dollars)

	JUNE 30
	2002	2001
ASSETS

Current
Cash	$-	$19
LIABILITIES

Current
Bank indebtedness	$8	$-
Accounts payable	8,395	2,274
Accrued liabilities	1,500	-
Due to related party (Note 5)	13,334	11,000
	23,237	13,274
STOCKHOLDERS' DEFICIT

Common Stock
Authorized:
100,000,000 common shares with a par value of $0.00001

Issued:
5,000,000 common shares	50	50

Additional paid-in capital	274,950	274,950

Deficit Accumulated During The Exploration Stage	(298,237)	(288,255)
	(23,237)	(13,255)
	$-	$19

The accompanying notes are an integral part of these financial statements

ARDENT MINES LIMITED
(An Exploration Stage Company)

STATEMENTS OF OPERATIONS
(Stated in U.S. Dollars)

			PERIOD FROM
			DATE OF
			INCEPTION
			JULY 27
	YEARS ENDED		2000 TO
	JUNE 30		JUNE 30
	2002	2001	2002

Expenses
Bank charges and interests	$87	$97	$184
Consulting	-	273,048	273,048
Filing fees	-	500	500
Mineral property exploration	-	1,336	1,336
Professional fees	9,895	13,274	23,169
Loss For The Period	$9,982	$288,255	$298,237

Loss Per Share, Basic	$0.01	$0.06

Weighted Average Number Of Shares Outstanding	5,000,000	4,561,644

The accompanying notes are an integral part of these financial statements

ARDENT MINES LIMITED
(An Exploration Stage Company)

STATEMENTS OF CASH FLOWS
(Stated in U.S. Dollars)

			PERIOD FROM
			DATE OF
			INCEPTION
			JULY 27
	YEARS ENDED		2000 TO
	JUNE 30		JUNE 30
	2002	2001	2002
Cash Flows From Operating Activities
Loss for the period	$(9,982)	$(288,255)	$(298,237)

Adjustments To Reconcile Loss To Net Cash Used By Operating Activities
Expenses paid by issuance of stock	-	274,900	274,900

Changes in non-cash working capital items:
Increase in accounts payable and accrued liabilities	7,621	2,274	9,895
	(2,361)	(11,081)	(13,442)
Cash Flows From Financing Activities
Advances from related party	2,334	11,100	13,434
Bank indebtedness	8	-	8
	2,342	11,100	13,442
Net (Decrease) Increase In Cash	(19)	19	-

Cash, Beginning Of Year	19	-	-
Cash, End Of Year	$-	$19	$-

The accompanying notes are an integral part of these financial statements

ARDENT MINES LIMITED
(An Exploration Stage Company)

STATEMENT OF STOCKHOLDERS' DEFICIENCY

JUNE 30, 2002
(Stated in U.S. Dollars)

				DEFICIT
	COMMON STOCK			ACCUMULATED
	NUMBER		ADDITIONAL	DURING THE
	OF		PAID-IN	EXPLORATION
	SHARES	AMOUNT	CAPITAL	STAGE	TOTAL

Balance, July 27, 2000 (date of inception)	-	$-	$-	$-	$-

Stock issued for services and
in payment of advances at
approximately $0.055 per
share in August 2000	5,000,000	50	274,950	-	275,000

Loss for the period	-	-	-	(288,255)	(288,255)

Balance, June 30, 2001	5,000,000	50	274,950	(288,255)	(13,255)

Loss for the year	-	-	-	(9,982)	(9,982)

Balance, June 30, 2002	5,000,000	$50	$274,950	$(298,237)	$(23,237)

The accompanying notes are an integral part of these financial statements

ARDENT MINES LIMITED
(An Exploration Stage Company)

NOTES TO FINANCIAL STATEMENTS

JUNE 30, 2002 AND 2001
(Stated in U.S. Dollars)

1.       OPERATIONS

Organization

The Company was incorporated in the State of Nevada, U.S.A., on July 27, 2000.

Exploration Stage Activities

The Company has been in the exploration stage since its formation and has not yet realized any revenues from its planned operations. It is primarily engaged in the acquisition and exploration of mining properties. Upon location of a commercial minable reserve, the Company expects to actively prepare the site for its extraction and enter a development stage.

Going Concern

The accompanying financial statements have been prepared assuming the Company will continue as a going concern.

As shown in the accompanying financial statements, the Company has incurred a loss of $298,237 for the period from July 27, 2000 (inception) to June 30, 2002, and has no sales. The future of the Company is dependent upon its ability to obtain financing and upon future profitable operations from the development of its mineral properties. Management has plans to seek additional capital through a private placement and public offering of its common stock. The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts of and classification of liabilities that might be necessary in the event the Company cannot continue in existence.

2.       SUMMARY OF SIGNIFICANT ACCOUNTING PRINCIPLES

a)       Basis of Accounting

These financial statements are prepared in conformity with accounting principles generally accepted in the United States and are presented in US dollars.

b)       Cash and Cash Equivalents

The Company considers all highly liquid instruments with a maturity of three months or less at the time of issuance to be cash equivalents.

ARDENT MINES LIMITED
(An Exploration Stage Company)

NOTES TO FINANCIAL STATEMENTS

JUNE 30, 2002 AND 2001
(Stated in U.S. Dollars)

2.       SUMMARY OF SIGNIFICANT ACCOUNTING PRINCIPLES (Continued)

c)       Foreign Currency Transactions

The Company's functional currency is the United States dollar. Occasional transactions occur in Canadian currency, and management has adopted Financial Accounting Standard No. 52. Monetary assets and liabilities denominated in foreign currencies are translated into United States dollars at rates of exchange in effect at the balance sheet date. Gains or losses are included in income for the years, except gains or losses relating to long-term debt, which are deferred and amortized over the remaining term of the debt. Non-monetary assets, liabilities and items recorded in income arising from transactions denominated in foreign currencies are translated at rates of exchange in effect at the date of the transaction.

d)       Mineral Property Exploration Costs

The Company expenses all costs related to the maintenance and exploration of mineral claims in which it has secured exploration rights prior to establishment of proven and probable reserves. To date, the Company has not established the commercial feasibility of its exploration prospects, therefore, all costs are being expensed.

e)       Basic and Diluted Loss per Share

Loss per share was computed by dividing the net loss by the weighted average number of shares outstanding during the period. The weighted average number of shares was calculated by taking the number of shares outstanding and weighting them by the amount of time that they were outstanding. Diluted loss per share is not shown as the effect is anti-dilutive.

f)       Use of Estimates

The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

ARDENT MINES LIMITED
(An Exploration Stage Company)

NOTES TO FINANCIAL STATEMENTS

JUNE 30, 2002 AND 2001
(Stated in U.S. Dollars)

2.       SUMMARY OF SIGNIFICANT ACCOUNTING PRINCIPLES (Continued)

g)       Financial Instruments

The carrying value of cash, accounts payable, accrued liabilities, and due to related party approximate fair value due to the relatively short maturity of these instruments.

h)       Provision for Taxes

Income taxes are provided based upon the liability method of accounting pursuant to SFAS No. 109 "Accounting for Income Taxes." Under this approach, deferred income taxes are recorded to reflect the tax consequences on future years of differences between the tax basis of assets and liabilities and their financial reporting amounts at each year-end. A valuation allowance is recorded against deferred tax assets if management does not believe the Company has met the "more likely than not" standard imposed by SFAS No. 109 to allow recognition of such an asset.

At June 30, 2002, the Company had a net deferred tax asset of approximately $10,000, principally arising from net operating loss carryforwards for income tax purposes. As management of the Company cannot determine that it is more likely than not that the Company will realize the benefit of the net deferred tax asset, a valuation allowance equal to the net deferred tax asset has been established June 30, 2002.

At June 30, 2002, the Company has net operating loss carryforwards of approximately $26,000, which expire in the years 2020 through 2021. The Company recognized approximately $273,000 of losses for the issuance of common stock for services in 2000, which were not deductible for tax purposes and are not included in the above calculation of deferred tax asset.

ARDENT MINES LIMITED
(An Exploration Stage Company)

NOTES TO FINANCIAL STATEMENTS

JUNE 30, 2002 AND 2001
(Stated in U.S. Dollars)

2.       SUMMARY OF SIGNIFICANT ACCOUNTING PRINCIPLES (Continued)

i)       Accounting Pronouncements

In October 2001, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets" (SFAS No. 144). SFAS 144 replaces SFAS 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of." This new standard establishes a single accounting model for long-lived assets to be disposed of by sale, including discontinued operations. Statement 144 requires that these long-lived assets be measured at the lower of carrying amount or fair value less cost to sell, whether reported in continuing operations or discontinued operations. This statement is effective beginning for fiscal years after December 15, 2001, with earlier application encouraged. The Company adopted SFAS 144 and does not believe that the adoption will have a material impact on the financial statements of the Company.

3.       MINERAL PROPERTIES

In September 2000, the Company acquired 100% of the rights, titles and interests in eight mining claims in the Greenwood Mining Division, British Columbia. Payment of $54 was required to record the eight mining claims. These amounts were paid by the shareholders and repaid by the Company in the form of stock. The Company has expensed this cost, as there is no evidence showing proven and probable reserves.

4.       COMMON STOCK

On August 12, 2000, a total of 5,000,000 shares of common stock were issued to officers and directors only. There was no public offering of any securities. The aforementioned shares were issued in payment of research and consulting services valued at $273,048 and advances of $1,952. Total advances include repayment for expenses of $1,852, and cash advanced of $100. These shares were issued pursuant to exemption from registration contained in Section 4(2) of the Securities Act of 1933.

ARDENT MINES LIMITED
(An Exploration Stage Company)

NOTES TO FINANCIAL STATEMENTS

JUNE 30, 2002 AND 2001
(Stated in U.S. Dollars)

5.       DUE TO RELATED PARTY

Amount due to a director of $13,334 (2001 - $11,000) are without specific terms of repayment and are non-interest bearing.

During the year ended June 30, 2002, a director of the Company provided office space at no cost.

6.       COMMITMENTS AND CONTINGENCIES

Mining Industry

The Company is engaged in the exploration and development of mineral properties. At present, there are no feasibility studies establishing proven and probable reserves.

Although the mineral exploration and mining industries are inherently speculative and subject to complex environmental regulations, the Company is unaware of any pending litigation or of any specific past or prospective matters which could impair the value of its mining claims.

Registration with the Securities and Exchange Commission

The Company is presently undertaking the required steps to register as a publicly traded company. The Company plans to offer up to 2,000,000 shares of common stock on a best efforts basis at $0.10 per share. In this regard, the Company has signed a contract with a securities attorney to assist in this matter. The total fees to be paid to the attorney amount to $25,000. Of this amount, $10,000 was paid when attorney services began and is recorded as legal fees in the accompanying financial statements. The remaining $15,000 will be due when the Company's registration statement is declared effective by the Securities and Exchange Commission.

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

The only statute, charter provision, bylaw, contract, or other arrangement under which any controlling person, director or officer of the Registrant is insured or indemnified in any manner against any liability which he may incur in his capacity as such, is as follows:

1. Article XII of the Articles of Incorporation of the company, filed as Exhibit 3.1 to the Registration Statement.

2. Article IX of the Bylaws of the company, filed as Exhibit 3.2 to the Registration Statement.

3. Nevada Revised Statutes, Chapter 78.

The general effect of the foregoing is to indemnify a control person, officer or director from liability, thereby making the company responsible for any expenses or damages incurred by such control person, officer or director in any action brought against them based on their conduct in such capacity, provided they did not engage in fraud or criminal activity.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The estimated expenses of the offering (assuming all shares are sold), all of which are to be paid by the registrant, are as follows:

SEC Registration Fee	$100
Printing Expenses	2,900
Accounting Fees and Expenses	5,000
Legal Fees and Expenses	15,000
Blue Sky Fees/Expenses	4,000
Transfer Agent Fees	3,000
TOTAL	$30,000

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES.

During the past three years, the Registrant has sold the following securities which were not registered under the Securities Act of 1933, as amended.

Name and Address	Date	Shares	Consideration
Reid Anderson 20-7 - 1425 Marine Dr. West Vancouver, B. C. CanadaV7T 1B9	08/10/00	250,000	Services and $50 cash and $926 in expenses paid by Mr. Anderson

Taras Chebountchak 18 Hillcrest Avenue, Apartment #601 North York, Ontario Canada M2N 6T5	08/10/00	250,000	Services and $50 cash and $926 in expenses paid by Mr. Chebountchak

We issued the foregoing restricted shares of common stock to Messrs Anderson and Chebountchak pursuant to Section 4(2) of the Securities Act of 1933. Messrs Anderson and Chebountchak are sophisticated investors, are officers and directors of the company, and where in possession of all material information relating to the company. Further, no commissions were paid to anyone in connection with the sale of the shares and general solicitation was made to anyone.

Mr. Anderson subsequently transferred his shares of common stock to Reg Handford, our current president and a member of the board of directors.

ITEM 27. EXHIBITS.

The following Exhibits are filed as part of this Registration Statement, pursuant to Item 601 of Regulation K. All Exhibits have been previously filed unless otherwise noted.

Exhibit No.	Document Description
3.1*	Articles of Incorporation.
3.2*	Bylaws.
4.1*	Specimen Stock Certificate (none exist).
5.1*	Opinion of Conrad C. Lysiak, Esq. regarding the legality of the Securities being registered.
10.1*	Sun #1 Mining Claim.
10.2*	Sun #2 Mining Claim.
10.3*	Sun #3 Mining Claim.
10.4*	Sun #4 Mining Claim
10.5*	Sun #5 Mining Claim
10.6*	Sun #6 Mining Claim
10.7*	Sun #7 Mining Claim
10.8*	Sun #8 Mining Claim.
10.9*	Bill of Sale.
10.10*	Trustee Statement
10.11*	Assignment from Reid Anderson to Reg Handford
10.12*	Assignment from Reg Handford to Ardent Mines
16.1	Letter from Williams & Webster, P.S.
16.2	Letter from Manning Elliott, Chartered Accountants
23.1	Consent of Morgan & Company, Chartered Accountants.
23.2	Consent of Conrad C. Lysiak, Esq.
99.1*	Subscription Agreement.

* previously filed

ITEM 28. UNDERTAKINGS.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

a. To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

b. To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

c. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any change to such information in the registration statement.

2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing of this Form SB-2 Registration Statement and has duly caused this amendment to the Form SB-2 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Vancouver, British Columbia, on this 21st day of March 2003.

ARDENT MINES LIMITED
BY:	/s/ Reg Handford Reg Handford, President and, Principal Executive Officer

KNOW ALL MEN BY THESE PRESENT, that each person whose signature appears below constitutes and appoints Reg Handford, as true and lawful attorney-in-fact and agent, with full power of substitution, for his and in his name, place and stead, in any and all capacities, to sign any and all amendment (including post-effective amendments) to this registration statement, and to file the same, therewith, with the Securities and Exchange Commission, and to make any and all state securities law or blue sky filings, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite or necessary to be done in about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying the confirming all that said attorney-in-fact and agent, or any substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this amendment to the Form SB-2 Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date
/s/ Reg Handford Reg Handford	President, Principal Executive Officer, and a member of the Board of Directors	March 21, 2003
/s/ Taras Chebountchak Taras Chebountchak	Secretary/Treasurer, Principal Accounting Officer and a member of the Board of Directors.	March 21, 2003